UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REYNOLDS AMERICAN INC.

(Exact name of registrant as specified in its charter)

North Carolina	20-0546644

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North Main Street
Winston-Salem, North Carolina 27102-2990
(336) 741-2000

(Address of Principal Executive Offices Including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      ☐

Securities Act registration statement file number to which this form relates:      Registration No. 333-111972

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:

Common Stock, par value $0.0001 per share	New York Stock Exchange, Inc.
Rights to Purchase Series A Junior Participating Preferred Stock	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     For a description of the Common Stock to be registered hereunder, reference is made to the information under the heading “Description of Reynolds American Capital Stock — Common Stock” contained in the Registrant’s Amendment No. 4 to its Registration Statement on Form S-4 (File No. 333-111972), as amended from time to time, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (“Amendment No. 4”), which information is hereby incorporated by reference herein.

     For a description of the Series A Junior Participating Preferred Stock issuable in respect of the Rights granted pursuant to the Rights Agreement, between Reynolds American Inc. and its rights agent (which is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Amendment No. 3 to its Registration Statement on Form S-4 filed with the Commission on May 18, 2004), reference is made to the information under the heading “Description of Reynolds American Capital Stock — Series A Preferred Stock” contained in Amendment No. 4, which information is hereby incorporated by reference herein.

Item 2. Exhibits.

     The following exhibits are filed as part of this registration statement on Form 8-A.

1.	Amended and Restated Articles of Incorporation of Reynolds American Inc.

2.	Amended and Restated Bylaws of Reynolds American Inc.

3.	Form of Rights Agreement, between Reynolds American Inc. and The Bank of New York, as rights agent.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 29, 2004
REYNOLDS AMERICAN INC.

	By:	/s/ Charles A. Blixt

Name: Charles A. Blixt, Esq.
Title: Executive Vice President, General Counsel and Assistant Secretary